UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2008

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On July 22, 2008, SunTrust Banks, Inc. (the “Registrant”) announced financial results for the quarter ended June 30, 2008. A copy of the news release announcing the Registrant’s results for the quarter ended June 30, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Registrant intends to hold an investor call and webcast to discuss financial results for the quarter ended June 30, 2008 on July 22, 2008, at 8:00 a.m. Eastern time. Additional presentation materials relating to such call are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

All information in the news release and the presentation materials speak as of the date thereof and the Registrant does not assume any obligation to update such information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 2.02 and/or Item 7.01 of this report on Form 8-K.

Item 8.01	Other.

SunTrust Banks, Inc. and certain of its subsidiaries (collectively, “SunTrust”) have completed or entered into transactions involving all of its approximately 43.6 million shares of the common stock of The Coca-Cola Company (“Coke Shares”). In the aggregate, these transactions resulted in an increase in Tier 1 Capital of approximately $1.14 billion, or an estimated 68 basis points. Approximately $345 million of this amount, or an estimated 20 basis points, was recorded in the quarter ended June 30, 2008, and approximately $797 million of such amount, or an estimated 48 basis points, relates to transactions executed in July and will be reflected in the third quarter results. These transactions also resulted in an aggregate increase to net income (after tax) of approximately $414 million. Approximately $345 million of such increase in net income was recognized in the quarter ended June 30, 2008, and $69 million of such increase in net income was realized in July and will be reflected in the third quarter results.

There were three sets of transactions: (1) equity forward agreements covering 30 million Coke Shares, (2) open market sales covering 10 million Coke Shares, and (3) a charitable gift to the SunTrust Foundation of approximately 3.6 million Coke Shares, all described in greater detail below. These transactions are the culmination of a capital review initiative that commenced in early 2007. SunTrust’s primary objective in executing these transactions was to optimize the benefits it obtains from its long-term holding of this asset, including capital treatment by bank regulators, and does not reflect any opinion of The Coca-Cola Company.

Equity Forward Agreements

SunTrust entered into variable forward purchase agreements and share forward agreements effective July 15, 2008 with a major, unaffiliated financial institution (“Counterparty”) collectively covering 30 million Coke Shares (the “Agreements”). Under the Agreements, SunTrust must deliver to Counterparty at settlement either a variable number of Coke Shares or a cash payment in lieu of such shares. Counterparty is obligated to settle the Agreements for no less than approximately $39 per share, or approximately $1.16 billion in the aggregate (the “Minimum Proceeds”). The share forward agreements with Counterparty give SunTrust the right, but not the obligation, to sell to Counterparty, at prevailing market prices at the time of settlement, any of the 30 million Coke Shares which it does not deliver to Counterparty in settlement of the variable forward purchase agreements. The Agreements effectively ensure that SunTrust will be able to sell its 30 million Coke Shares at a price no less than approximately $39 per share, while permitting SunTrust to participate in future appreciation in the value of the Coke Shares up to approximately $66 per Coke Share.

SunTrust expects settlement to occur in approximately 7 years. However, SunTrust also has the option to terminate the Agreements earlier with the approval of the Federal Reserve. The Agreements may also terminate earlier upon certain events of default, extraordinary events regarding The Coca-Cola Company, and other typical termination events. Upon early termination, there could be exit costs or gains, such as certain breakage fees, including an interest-rate make-whole amount. Such costs or gains may be material but cannot be determined at the present time due to the unlikely occurrence of such events and the number of variables that would need to be determined. However, the payment of such costs, if any, will not result in SunTrust receiving less than the Minimum Proceeds.

SunTrust has received an opinion from its external legal counsel to the effect that entering into the Agreements should not result in a taxable disposition of the Coke Shares covered by such Agreements. Accordingly, SunTrust should not recognize taxable gain on such shares until it actually sells the Coke Shares under the Agreements or in another transaction. SunTrust’s present intention is to retain the 30 million Coke Shares for approximately 7 years and to sell the 30 million Coke Shares under the Agreements or in another market transaction at that time. SunTrust’s financial statements continue to reflect a deferred tax liability for an estimate of taxes that would be paid on the future sale of the 30 million Coke Shares.

Counterparty has invested in senior unsecured promissory notes issued by SunTrust Bank and SunTrust Banks, Inc. (collectively, the “Notes”) in a private placement in an aggregate principal amount equal to the Minimum Proceeds. The Notes mature in approximately 10 years and bear interest at 1-month Libor plus a fixed spread. However, upon the early termination of the Agreements, should that occur, the scheduled maturity of these Notes may accelerate to 3 years following settlement of the Agreements. Counterparty has pledged the Notes to SunTrust, and SunTrust has pledged the 30 million Coke Shares to Counterparty, each to secure its respective obligations under the Agreements. The pledged Coke Shares are held by an independent third-party custodian, and Counterparty is prohibited under the Agreements from selling, pledging, assigning or otherwise using the pledged Coke Shares in its business.

SunTrust generally may not prepay the Notes. The interest rate of the Notes will be reset upon or after the settlement of the Agreements, either through a remarketing process or based upon dealer quotations. In the event of an unsuccessful remarketing of the Notes, SunTrust would be required to collateralize the Notes and the maturity of the Notes may accelerate to the one year anniversary of the settlement of the Agreements. However, SunTrust presently believes that it is substantially certain that the Notes will be successfully remarketed.

The Federal Reserve has determined that SunTrust may immediately include in Tier 1 Capital an amount equal to the Minimum Proceeds minus the deferred tax liability associated with the ultimate sale of the 30 million Coke Shares. Accordingly, the Agreements have resulted in an increase in Tier 1 Capital during the third quarter of approximately $728 million or an estimated 44 basis points. For accounting purposes, SunTrust will not recognize a gain until SunTrust actually sells the Coke Shares.

During the terms of the Agreements, and until SunTrust sells the 30 million Coke Shares, SunTrust generally will continue to receive dividends as declared and paid by The Coca-Cola Company and will have the right to vote such shares of stock. However, the amounts payable to SunTrust under the Agreements will be adjusted if actual dividends received are not equivalent to expected amounts.

Open Market Transactions

Separately, SunTrust sold 10 million Coke Shares in open market transactions during the second quarter of 2008. These sales increased Tier 1 Capital in the second quarter by $345 million, or approximately 20 basis points, and resulted in a realized accounting gain of $345 million, net of taxes.

Charitable Gift to the SunTrust Foundation

SunTrust contributed approximately 3.6 million unrestricted Coke Shares to the SunTrust Foundation in July, 2008. SunTrust expects this gift to act as an endowment for the SunTrust Foundation to make grants to charities operating within the SunTrust footprint for years to come. SunTrust expects to receive a charitable deduction for income tax purposes in the third quarter of 2008 for the fair market value of the donated Coke Shares. The contribution has resulted in an increase in Tier 1 Capital during the third quarter of approximately $69 million, or an estimated 4 basis points.

Important Cautionary Statement About Forward-Looking Statements

This report contains forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. In particular, statements of expected Federal Reserve, accounting, or tax treatment of our transactions involving the common stock of The Coca Company, our future plans regarding such stock, the expected duration of the Agreements, and the likelihood of a successful remarketing of the Notes, are forward looking statements. These statements often include the words “may,” “could,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “initiatives,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management, and on information currently available to management, and speak as of the date hereof. The forward-looking statements in this report speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements. In addition, estimates of Tier 1 Capital expressed as a percentage of risk-weighted assets rather than in dollars assume solely for convenience that risk-weighted assets at quarter end will be the same as at June 30, 2008, and no statement regarding the level of risk-weighted assets at September 30, 2008 is intended. Tier 1 Capital and risk-weighted assets as of June 30, 2008 were estimated as of the earnings release date.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2007 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: (1) adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; (2) changes in market interest rates or capital markets could adversely affect our revenues and expenses, the value of assets and obligations, costs of capital, or liquidity; (3) the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; (4) changes in securities markets or markets for commercial or residential real estate could harm our revenues and profitability; (5) customers could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; (6) customers may decide not to use banks to complete their financial transactions, which could affect net income; (7) we have businesses other than banking, which subjects us to a variety of risks; (8) hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; (9) negative public opinion could damage our reputation and adversely impact our business; (10) we rely on other companies for key components of our business infrastructure; (11) we rely on our systems, employees and certain counterparties, and certain failures could materially adversely affect our operations; (12) we depend on the accuracy and completeness of information about clients and counterparties; (13) regulation by federal and state agencies could adversely affect our business, revenues, and profit margins; (14) competition in the financial services industry is intense and could result in losing business or reducing profit margins; (15) future legislation could harm our competitive position; (16) maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; (17) our ability to receive dividends from our subsidiaries accounts for most of our revenues and could affect our liquidity and ability to pay dividends; (18) significant legal actions could subject us to substantial uninsured liabilities; (19) we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; (20) we depend on the expertise of key personnel without whom our operations may suffer; (21) we may be unable to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; (22) our accounting policies and methods are key to how we report financial condition and results of operations, and may require management to make estimates about matters that are uncertain; (23) changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; (24) our stock price can be volatile; (25) our disclosure controls and procedures may fail to prevent or detect all errors or acts of fraud; (26) our trading assets and financial instruments carried at fair value expose the Company to certain market risks; (27) weakness in residential property values and mortgage loan markets could adversely affect us; (28) we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations and financial condition; and (29) we may enter into transactions with off-balance sheet entities affiliated with SunTrust or its subsidiaries which may cause us to recognize current or future losses.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	News release dated July 22, 2008 (furnished with the Commission as a part of this Form 8-K).

99.2	Presentation materials dated July 22, 2008 (furnished with the Commission as a part of this Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: July 22, 2008.	By:	/s/ Thomas E. Panther
Thomas E. Panther, Senior Vice President and Controller